                                                                   Exhibit 10.57

                           ASSET PURCHASE AGREEMENT
                           ------------------------

  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of December 1, 1999 by and between Greater Media Radio Company, a Pennsylvania corporation ("Seller") and Radio One, Inc., a Delaware corporation ("Buyer").

                                   Recitals
                                   --------

  Seller owns and operates radio broadcast station WPLY(FM), Media, Pennsylvania (the "Station") pursuant to certain licenses, permits and authorizations (as further defined below, the "FCC Authorizations") issued by the Federal Communications Commission (the "FCC"); and

  Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Station Assets (defined below), subject to the terms and conditions of this Agreement.

                                   Agreement
                                   ---------

  NOW, THEREFORE, taking the foregoing into account, and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1:  SALE AND PURCHASE
            -----------------

  1.1  Station Assets.  Subject to and in reliance upon the representations,
       --------------
warranties and agreements herein set forth, and subject to the terms and conditions herein contained, Seller shall grant, convey, sell, assign, transfer and deliver to Buyer on the Closing Date (as hereinafter defined) all right, title and interest of Seller in all properties, assets, privileges, rights, interests and claims, the Roxborough Lease (defined below), personal property, tangible and intangible, of every type and description, wherever located, including its business and goodwill (except for Excluded Assets as defined in Section 1.2) used or held for use in the business or operation of the Station (collectively, the "Station Assets"). Without limiting the foregoing, the Station Assets shall include the following:

       (a)  FCC Authorizations.  All of the FCC Authorizations issued with
            ------------------
respect to the Station, including without limitation all rights in and to the Station's call letters and any variations thereof, and all of those FCC Authorizations listed and described on Schedule 1.1(a) attached hereto, and all
                                       ---------------
applications therefor, together with any renewals or extensions thereof and additions thereto (collectively, the "FCC Authorizations").

       (b)  Tangible Personal Property.  All interests of Seller as of the date
            --------------------------
of this Agreement in all equipment, electrical devices, antennas, cables, vehicles, furniture, fixtures, STL supporting structures at the Studio Site, office materials and supplies, hardware, tools, spare parts, and other tangible personal property of every kind and description, used or held for use in connection with the business or operation of the Station, including without limitation those listed and described on Schedule 1.1(b) attached hereto,
                                         ---------------
and any additions and improvements thereto between the date of this Agreement and the Closing Date (collectively, the "Tangible Personal Property").

       (c)  Real Property.  All interests of Seller as of the date of this
            -------------
Agreement under its Roxborough auxiliary transmitter site Lease Agreement dated October 1, 1996 by and between Cornerstone TeleVision, Inc. (as lessor) and Greater Media Radio Company (as lessee) (the "Roxborough Lease") (together with the Studio Lease and the Tower Lease (each defined below), collectively, the "Real Property").

       (d)  Time Sales Agreements.  Those obligations of Seller that exist on
            ---------------------
the Closing Date for the sale of air time on the Station for cash entered in the ordinary course of business, at commercially reasonable rates and cancelable without penalty on no more than thirty (30) days notice (the "Time Sales Agreements").

       (e)  Station Contracts.  Those contracts and agreements used in
            -----------------
connection with the business or operation of the Station that are listed and described on Schedule 1.1(e) attached hereto (the "Station Contracts") and those
             ---------------
contracts that Buyer shall elect in writing to assume at Closing.

       (f)  Intangible Property.  All interests, if any and to whatever extent,
            -------------------
of Seller as of the date of this Agreement in all trademarks, trade names, service marks, franchises, patents, jingles, slogans, logotypes and other intangible rights, used or held for use in connection with the business or operation of the Station, if any, including without limitation all right, title and interest in and to the mark consisting of the Station's call letters and any variations thereof, and all of those listed and described on Schedule 1.1(f)
                                                             ---------------
attached hereto, and those acquired by Seller between the date hereof and the Closing Date (collectively and together with the Websites (defined below), the "Intangible Property").

       (g)  Programming and Copyrights.  All interests of Seller as of the date
            --------------------------
of this Agreement in all programs and programming materials and elements of whatever form or nature used or held for use in the business or operation of the Station, whether recorded on tape or any other substance or intended for live performance, and whether completed or in production, and all related common-law and statutory copyrights used or held for use in the business or operation of the Station, if any, together with all such programs, materials, elements and copyrights acquired by Seller in the business or operation of the Station between the date hereof and the Closing Date, if any.

       (h)  Files and Records.  All FCC logs and other records that relate to
            -----------------
the operation of the Station; all financial statements, balance sheets, compilations, analyses and other financial records; and all files and other records of Seller relating to the business or operation of the Station (other than duplicate copies of such files ("Duplicate Records")), including without limitation all schematics, blueprints, engineering data, customer lists, reports, specifications, projections, statistics, promotional graphics, original art work, mats, plates, negatives and other advertising, marketing or related materials, and all other technical and financial information concerning the Station or the Station Assets any of the foregoing of which are in the possession or control of the Seller.

       (i)  Claims.  Any and all claims and rights against third parties under
            ------
manufacturers' and vendors' warranties, which have not been made prior to Closing.

       (j)  Prepaid Items.  All  prepaid expenses relating to the Station and
            -------------
prepaid taxes relating to the Station or the Station Assets, all of which shall be adjusted in accordance with Section 1.7.

         (k) Goodwill.  All of Seller's goodwill in, and going concern value
             --------
of, the Station.

       (l)  Internet Websites.  Without limiting the foregoing, all interests,
            -----------------
if any, and to whatever extent, of Seller in any internet domain leases and domain names of Seller relating to the Station, the unrestricted right to the use of HTML content located and publicly accessible from those domain names, and, to the extent allowed by law and provided Seller legally is capable of making such transfer without the consent of "visitors" or any other third parties, the "visitor" email data base for those sites (collectively, the "Websites").

  The Station Assets shall be sold and conveyed to Buyer free and clear of all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type whatsoever (collectively, "Liens") except: (i) liens for taxes not yet due and payable for which Buyer receives a Purchase Price adjustment under
Section 1.7; and (ii) the post-Closing obligations of Seller which Buyer will assume under the Station Contracts ("Permitted Encumbrances").

  1.2  Excluded Assets.  There shall be excluded from the Station Assets and
       ---------------
retained by Seller to the extent in existence on the Closing Date, all accounts receivable; cash; cash equivalents; bank accounts, reserves, and deposits; publicly traded securities; all corporate books and records (other than those described in Section 1.1(h)); tax returns and worksheets; insurance policies and all claims or rights to payment thereunder, other than as set forth in Section
10.7 (Risk of Loss); any contracts and agreements not included in the Station Contracts; pension, profit sharing and all other employee benefit plans; any Duplicate Records; any causes of action and claims of Seller arising out of or relating to transactions or occurrences prior to the Closing Date, other than those described in Section 1.1(i) above; rights to any tax refunds for tax periods ending on or prior to the Closing; any contracts not expressly assumed by Buyer; and the tangible personal property located at the office of Daniel Lerner as listed on Schedule 1.2 (the "Excluded Assets").
                    ------------

  In addition, it is specifically understood and agreed the Station Assets do not include the Studio Site (as hereinafter defined) and the Tower Site (as hereinafter defined).

  1.3  Liabilities.
       -----------

       (a) At Closing, Buyer shall execute and deliver to Seller an agreement, in form and content, reasonably acceptable to Seller and Buyer, pursuant to which Buyer shall assume and agree to pay, perform and discharge each of the following solely to the extent liability therefore relates to the business and operations of the Station from and after the Closing Date (collectively, the "Assumed Obligations"):

            (i) Seller's liabilities, obligations and commitments, contingent or otherwise, asserted or unasserted, and matured or unmatured, under or otherwise in respect of the Roxborough Lease; all Station Contracts; and Time Sales Agreements hereunder;

            (ii) Barter Agreements (defined below) consistent with Sections 1.7(b) and 4.1 of this Agreement;

            (iii) agreements entered into with Buyer's written consent;

            (iv) agreements for miscellaneous services or supplies and other commitments and contracts of Seller relating to the business and operations of the Station: (x) entered into after the date hereof consistent with Section 4.1 and outstanding as of the Closing Date which individually do not involve a commitment of more than Five Thousand ($5,000.00) Dollars and which in the aggregate do not exceed Fifty Thousand ($50,000.00) Dollars or which can be terminated on no more than thirty (30) days notice without penalty, and (y) specified at Closing in a schedule reasonably acceptable to Buyer and Seller; and

            (v) all of Sellers' liabilities and obligations relating to the business and operations of the Station which are allocated or prorated to Buyer pursuant to Section 1.7(a) of this Agreement (Adjustments to Purchase Price).

       (b) Other than as set forth above in this section, Buyer shall not assume any liabilities, obligations, debts or commitments whatsoever (all such liabilities, obligations, debts and commitments, collectively, the "Retained Liabilities"). The Retained Liabilities include, without limitation: (i) any liability or obligation of Seller arising out of or relating to any contract, lease agreement, or instrument (other than the Assumed Obligations); (ii) any liability or obligation of Seller arising out of or relating to any employee benefit plan or otherwise relating to employment, including employment obligations not assumed by Buyer, required by law or by employment handbooks, policies or contracts through the Closing Date; (iii) any liability or obligation of Seller arising out of or relating to any litigation, proceeding or claim relating to events or omissions before the Closing Date; (iv) any other liabilities, obligations, debts or commitments of Seller whatsoever, whether accrued now or hereafter, whether fixed or contingent, whether known or unknown; or (v) any claims asserted against the Station or any of the Station Assets relating to any event (whether act or omission) prior to the Closing Date, including without limitation, the payment of all taxes. Seller retains and shall hereafter pay, satisfy, discharge, perform and fulfill all Retained Liabilities as they become due, unless contested in good faith by Seller, without any charge or cost to Buyer.

  1.4  Purchase Price.
       --------------

       (a)  Amount.  The purchase price to be paid for the Station Assets shall
            ------
be Eighty Million Dollars ($80,000,000), as adjusted pursuant to Section 1.7 hereof (the "Purchase Price").

       (b)  Payment.  Upon Closing, the Purchase Price shall be paid in cash in
            -------
immediately available funds by Fedwire transfer pursuant to written instructions of the Seller to be delivered by Seller to Buyer at least three (3) business days prior to Closing.


  1.5   Deposit.  Upon execution of this Agreement, Buyer shall deposit Three
        -------
Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) (the "Deposit") into escrow with Wilmington Trust Company (the "Escrow Agent"), pursuant to the Escrow Agreement of even date herewith among Buyer, Seller and the Escrow Agent. At Closing, the Deposit shall be paid to Seller as a partial payment of the Purchase Price, and all interest earned thereon shall be returned to Buyer. If this Agreement is terminated by Seller pursuant to Section 10.1(h) or 10.1(i), then the Deposit shall be disbursed to Seller as liquidated damages and such disbursement shall be the sole and exclusive remedy of Seller. Seller hereby waives all other legal and equitable rights and remedies it may otherwise have as a result of any breach or default by Buyer under this Agreement. If this Agreement is terminated without a Closing for any other reason, then the Deposit and all interest thereon shall be returned to Buyer. Seller and Buyer shall each solely act in good faith to instruct the Escrow Agent to disburse the Deposit and all interest thereon in accordance with this Agreement and shall not, by any act or omission, delay or prevent any such disbursement.

  1.6  Allocation.  Concurrent with Closing, or, if later, within 90 days
       ----------
thereafter, Buyer and Seller will allocate the Purchase Price in accordance with the respective fair market values of the Station Assets and the goodwill being purchased and sold in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). The allocation shall be pursuant to a schedule prepared by Buyer and mutually agreeable to the parties. Buyer and Seller each further agrees to file its federal income tax returns and its other tax returns reflecting such allocation.

  1.7  Adjustments.
       -----------

       (a) The operation of the Station and the income and normal operating expenses attributable thereto through the date preceding the Closing Date (the "Adjustment Date") shall be for the account of Seller and thereafter for the account of Buyer, and, if any income or expense is properly allocable or credited, then it shall be allocated, charged or prorated accordingly. Expenses for goods or services received both before and after the Adjustment Date, power and utilities charges, frequency discounts, and rents and similar prepaid and deferred items shall be prorated between Seller and Buyer as of the Adjustment Date in accordance with generally accepted accounting principles. All special assessments and similar charges or liens imposed against the Tangible Personal

Property in respect of any period of time through the Adjustment Date, whether payable in installments or otherwise, shall be the responsibility of Seller, and amounts payable with respect to such special assessments, charges or liens in respect of any period of time after the Adjustment Date shall be the responsibility of Buyer, and such charges shall be adjusted accordingly. To the extent that any of the foregoing prorations and adjustments cannot be determined as of the Closing Date, Buyer and Seller shall conduct a final accounting and make any further payments, as required on a date mutually agreed upon, within ninety (90) days after the Closing.

       (b) With respect to trade, barter or similar agreements for the sale of time for goods or services ("Barter Agreements") assumed by Buyer pursuant to Sections 1.3(a)(i) or 1.3(a)(ii), if any, if there exists on the date of assumption an aggregate negative barter balance (i.e., the amount by which the value of air time (based upon the Station's then prevailing rates) to be provided exceeds the fair market value of goods or services to be received therefor), then, to the extent such excess is greater than $35,000 in the aggregate for the Station, it will be treated as prepaid time sales and adjusted for as a proration in Buyer's favor. If, however, there exists on such date an aggregate positive barter balance (i.e., the amount by which the value of air time (based upon the Station's then prevailing rates) to be provided is less than the fair market value of goods or services to be received therefor) with respect to Barter Agreements assumed by Buyer, there shall be no proration in Seller's favor.

  1.8  Closing.  The time and date of closing ("Closing") hereunder (the
       -------
"Closing Date") shall be the date specified by Buyer on at least five days' prior written notice to Seller, which date is not earlier than the fifth business day, and not later than the tenth business day, after the date that the FCC Consent shall become a Final Order (defined below), and in the event Buyer shall fail to specify a Closing Date, the Closing Date shall be 10:00 AM local time the date that is ten business days after the date that the FCC Consent shall become a Final Order, or at such other place, time or date as Buyer and Seller may mutually agree in writing; provided, however, that Buyer may in its sole discretion waive the requirement that the FCC Consent shall have become a Final Order and elect to close after the release of initial FCC approval on public notice that it has consented to the transaction upon a date which may be mutually agreed by Seller and Buyer; and provided further that the Closing shall occur no later than July 31, 2000 (which shall be extended to the extent of any cure period that becomes available under Section 10.1(g) or 10.1(i)) (the "Final Closing Date"). Notwithstanding anything to the contrary, Seller and Buyer agree that the Closing Date shall be extended until the tenth business day in the year 2000 in the event the Closing Date would otherwise be earlier than such date. The Closing shall occur at the law offices of Rothman Gordon Foreman & Groudine, P.C., Third Floor, Grant Building, Pittsburgh, Pennsylvania 15219 or such other place as to which the Parties may mutually agree in writing.

  1.9  FCC Application.
       ---------------

       (a) As soon as possible (but in no event later than ten business days after the date of this Agreement) Seller and Buyer shall file an application with the FCC (the "FCC Application") requesting the FCC's written consent to the assignment of the FCC Authorizations from Seller to Buyer or, at Buyer's option, to Buyer's wholly-owned subsidiary Radio One Licenses, Inc., pursuant to this Agreement. Seller and Buyer shall diligently take all steps that are necessary, proper or desirable to expedite the prosecution of the FCC Application to a favorable conclusion. Each party shall promptly provide the other with a copy of any pleading, order or other document served on it relating to the FCC Application, shall furnish all information required by the FCC, and shall be represented at all meetings or hearings scheduled to consider the FCC Application.

       (b) The FCC's written consent to the FCC Application is referred to herein as the "FCC Consent." For purposes of this Agreement, the term "Final Order" shall mean that action shall have been taken by the FCC (including action duly taken by the FCC's staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be
              --- ------
pending; and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the FCC shall
                                         --- ------
have expired or otherwise terminated.

  1.10  Hart-Scott-Rodino.  As soon as possible (but in no event later than ten
        -----------------
business days after the date of this Agreement), Buyer and Seller, at Buyer's sole cost and expense, shall prepare and file with the Federal Trade Commission and the United States Department of Justice any documents that may be necessary to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") (including a request for early termination of the waiting period thereunder) and Buyer shall promptly deliver to Seller a true and correct copy of that which was filed and Buyer, with Seller's cooperation, shall thereafter promptly furnish all materials thereafter requested by such agencies with copy to Seller.

  1.11  Studio Lease.  At the Closing, Seller shall cause its affiliate (the
        ------------
"Studio Site Owner") that owns the real property used as the Station's studio (the "Studio Site") to enter into a lease of such property, including all portions of the Studio Site currently or historically used in connection with the business or operations of the Station and including, without limitation, the space used for the Station's STLs and any other transmission equipment, in form and substance reasonably satisfactory to Buyer and Seller (the "Studio Lease"); provided, however, the personal office of Daniel Lerner consisting of 275 sq. feet, more or less, and one reserved parking space nearest the main entrance to the building shall be retained by Studio Site Owner for its own use and shall not be leased to Buyer. The Studio Lease shall commence upon the Closing Date, shall be for a term of one year, at a monthly rental rate of $7,500, with Buyer responsible for all utilities and regular maintenance, and shall be terminable by Buyer upon 30 days notice without further liability of Buyer other than rent, utilities and regular maintenance through the date of termination.

  1.12  Tower Lease.  At the Closing, Seller shall cause its affiliate Greater
        -----------
Media Tower Company (the "Tower Site Lessee") that leases the real property used as the Station's tower site for its main transmitter (the "Tower Site") and owns the tower and transmitter building located at the Tower Site to enter into a lease of such space on such tower and on the ground at such property as currently or historically used by the Station in form and substance reasonably satisfactory to Buyer and Seller (the "Tower Lease"). The Tower Lease shall commence upon the Closing Date, shall be for a term expiring September 30, 2017, and for no rent (all rental consideration being given hereunder with Buyer responsible for electricity used by the Station's transmitting equipment (separate metering or sub-metering equipment to be installed at Buyer's expense)), provided that Buyer shall reimburse the Tower Site Lessee for Buyer's proportionate share (which shall be deemed to be 50%) of regular maintenance of the tower and real property taxes charged to the Tower Site Lessee by the Lessor of the Tower Site pursuant to the Lease Agreement that commenced October 1, 1997 relating thereto (the "Tower Site Lease"). The Tower Lease shall terminate upon the demised premises ceasing to serve as a transmitter site for the Station.

  1.13  Collection of Accounts Receivable.
        ---------------------------------

       (a) Seller hereby appoints Buyer its agent, for the balance of the calendar month in which Closing shall have occurred and for four (4) calendar months thereafter (the "Period of Collection"), to collect accounts receivable owing to Seller with respect to the Station as of 12:01 a.m. current local time on the Closing Date. Within five (5) business days after the Closing Date, Seller shall deliver to Buyer a detailed statement (the "A/R Statement") of such accounts receivable, listing each account debtor, the respective amounts due and whether (and when) each such account debtor has been billed. Seller's accounts receivable shall not be purchased by Buyer but shall remain the property of Seller. Buyer agrees, however, that for the aforesaid Period of Collection, Buyer shall use reasonable good faith efforts to collect said accounts receivable for the account of Seller. Such efforts by Buyer shall not require
(i) the retention of any attorney or the institution of suit or referral to a collection or similar agency, or (ii) the institution of any proceeding against an account debtor under any bankruptcy, insolvency or similar law affecting the rights of creditors generally. Seller agrees to cooperate with Buyer to facilitate the collection of accounts receivable, including by executing and delivering any necessary powers of attorney for the deposit of checks.

       (b) Any amounts collected by Buyer during the Period of Collection from an account debtor listed on the A/R Statement who also is indebted to Buyer shall first be applied to the accounts receivable to be collected by Buyer on Seller's behalf, unless such account debtor disputes in writing the amount or liability of any account shown on the A/R Statement to be due and owing to Seller, in which case, Buyer, at its sole election, may return such disputed account to Seller for collection (without any further obligation to apply funds subsequently received from such account debtor to Seller's accounts receivable) or may pay to Seller the full amount of the disputed account and retain the account. Buyer shall promptly report such disputes and requests to Seller.

       (c) On or before the fifteenth (15th) day of each of the second, third, fourth and fifth calendar months immediately following the Closing Date, Buyer shall pay over to Seller, all of Seller's accounts receivable collected by Buyer during the previous month (the first such payment also to include the balance of the month in which Closing shall have occurred).

       (d) Buyer agrees that it may not settle, discount payment of, extend the terms of, or otherwise compromise any of Seller's accounts receivable, except as consented to in writing by Seller. If any account debtor is in bankruptcy, reorganization or similar proceeding, Seller will have the full collection responsibility as to such account and the same will no longer be deemed a Seller's account receivable hereunder; and, Buyer will give notice of any such bankruptcy, reorganization or other proceeding to Seller promptly after receiving notice thereof.

       (e) Buyer does not guarantee the collection of the whole or any part of Seller's accounts receivable and shall have no liability to Seller for the uncollectability of any of Seller's accounts receivable.

       (f) Buyer and Seller agree that, without cost to the other, each one's, bookkeeper will work closely with the bookkeeper of the other and will supply all information and accommodations as reasonably requested and, in order to facilitate Buyer's collection of Seller's accounts receivable hereunder, Seller agrees to maintain at its own expense the software system currently in use and to assist Buyer in operating such software.

       (g) At the end of the Period of Collection, Buyer shall return to Seller for collection all of Seller's accounts receivable uncollected during the Period of Collection, and Buyer shall have no further obligation with respect to the collection thereof.

ARTICLE 2:  REPRESENTATIONS AND WARRANTIES OF SELLER
            ----------------------------------------

     To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants (and where appropriate covenants) to Buyer as follows:

     2.1  Organization.  Seller is duly organized, validly existing and in good
          ------------
standing under the laws of the jurisdiction of its organization (as first set forth above). Seller has the requisite power and authority to own and operate the Station, to carry on the Station's business as now conducted by it, and to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered Seller pursuant hereto (collectively, the "Seller Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.


     2.2  Authority.  The execution, delivery and performance of this Agreement
          ---------
and the Seller Ancillary Agreements by Seller have been duly authorized and approved by all necessary action of Seller and do not require any further authorization or consent of Seller. This Agreement is, and each Seller Ancillary Agreement when executed and delivered by Seller and the other parties thereto will be, a legal, valid and binding agreement of Seller enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.3  No Conflicts.  Except as set forth in correspondence from Seller to
          ------------
Buyer dated November 22, 1999, neither the execution and delivery by Seller of this Agreement and the Seller Ancillary Agreements or the consummation by Seller of any of the transactions contemplated hereby or thereby nor compliance by Seller with or fulfillment by Seller of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon any of the Station Assets under, the charter or other organizational documents of Seller, or any contract, lease, agreement or instrument, or any governmental license, permit or authorization, or any judgment, order, award or decree to which Seller is a party or any of the Station Assets is subject or by which Seller is bound, or any statute, other law or regulatory provision affecting Seller or the Station Assets; or

           (ii) require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any third party except for those consents, if any, which are to be delivered at Closing hereunder or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the HSR Act and the Communications Act (defined below).

     2.4  Financial Statements.
          --------------------

          (a) Seller has furnished Buyer with unaudited financial statements used by Seller in the preparation of its federal and state tax returns for fiscal years 1996, 1997 and 1998 as well as unaudited monthly financial statements for the period from January 1, 1999 through June 30, 1999. Pursuant to Section 4.2, Seller will, each month, furnish to Buyer unaudited monthly financial statements for the subject calendar month as well as financial statements for the year to date period. In addition, Seller will deliver financial statements for the comparable month and year to date period for the previous calendar year. So, for example, on December 31st, Seller would deliver financial statements for the following periods: (i) October, 1999; (ii) January 1, 1999 through October 31, 1999; (iii) October, 1998; and (iv) January 1, 1998 through October 31, 1998. The financial statements described in the preceding sentences and in Section 4.2 shall be collectively referred to as "Financial Statements". The Financial Statements: (x) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and as compared with prior periods; and (y) fairly present Seller's financial position, income, expenses, assets, liabilities, and the results of operations of the Station as of the dates and for the periods indicated. There has been no material adverse change in the financial condition of the Station since the preparation of the most recent annual or monthly Financial Statement.

          (b) Except as reflected in the balance sheets included in the

Financial Statements dated June 30, 1999, including the notes thereto or otherwise disclosed in this Agreement or the schedules hereto, and except for the current liabilities and obligations incurred in the ordinary course of business of the Station (not including for this purpose any tort-like liabilities or breach of contract) since the date of this most recent balance sheet, there exist no liabilities or obligations of Seller, contingent or absolute, matured or unmatured, known or unknown. Since the June 30, 1999, balance sheet: (i) Seller has not made any contract, agreement or commitment or incurred any obligation or liability (contingent or otherwise), except in the ordinary course of business and consistent with past business practices; (ii) there has not been any discharge or satisfaction of any obligation or liability owed by Seller, which is not in the ordinary course of business or which is inconsistent with past business practices; (iii) there has not occurred any sale of or loss or material injury to the business, or any material adverse change in the business or in the condition (financial or otherwise) of the Station; (iv) Seller has operated the business in the ordinary course; and (v) Seller has not increased the salaries or any other compensation of any of its employees or agreed to the payment of any bonuses other than in the ordinary course of business or which increases or bonuses will not constitute any of the Assumed Obligations. The monthly balance sheets: (x) have been prepared on a consistent basis throughout the periods involved and as compared with prior periods; and (y) fairly present Seller's financial position, income, expenses, assets, liabilities, and the results of operations of the Station as of the dates and for the periods indicated, subject to year end adjustments which do not materially affect the operations of Seller.

     2.5  Taxes.  Seller has, in respect of the Station's business, filed all
          -----
foreign, federal, state, county and local income, excise, property, sales, use, franchise and other tax returns and reports which are required to have been filed by it under applicable law and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable. All monies required to be withheld by Seller from employees of the Station for income taxes, social security and other payroll taxes have been collected or withheld, and paid to the appropriate governmental authorities.

     2.6  Station Assets.  Except for the Excluded Assets, the Station Assets
          --------------
constitute all the assets used or held for use in the business or operation of the Station. Seller has, or will have on the Closing Date, good and marketable title to the Station Assets, free and clear of Liens, except for Permitted Encumbrances. Upon delivery to Buyer at Closing of the documents contemplated by Section 8.1(a), Seller will thereby transfer to Buyer good and marketable title to the Station Assets, free and clear of Liens, except for Permitted Encumbrances.

     2.7  FCC Authorizations.
          ------------------

       (a) Seller is the holder of the FCC Authorizations listed and described on Schedule 1.1(a). Such FCC Authorizations constitute all of the licenses
   ---------------
and authorizations required under the Communications Act of 1934, as amended (the "Communications Act"), or the rules and regulations of the FCC for, and used in the operation of, the Station. The FCC Authorizations are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. There is not pending or to the knowledge of Seller threatened any action by or before the FCC to revoke, suspend, cancel, rescind or modify any of the FCC Authorizations (other than proceedings to amend FCC rules of general applicability), and there is not now issued or outstanding or pending or to the knowledge of Seller threatened, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Seller or the Station. The Station is operating in material compliance with the FCC Authorizations, the Communications Act, and the rules and regulations of the FCC.

       (b) All reports and filings required to be filed with, and all regulatory fees required to be paid to, the FCC by Seller with respect to the Station (including without limitation all required equal employment opportunity reports) have been timely filed and paid. All such reports and filings are accurate and complete. Seller maintains a public file for the Station as required by FCC rules in all material respects. With respect to FCC licenses, permits and authorizations, Seller is operating only those facilities for which an appropriate FCC Authorization has been obtained and is in effect, or otherwise as allowed by law or regulation and Seller is in material compliance with the conditions of each such FCC Authorization.

       (c) Seller is aware of no facts indicating that Seller is not in compliance with all material requirements of the FCC, the Communications Act, or any other applicable federal, state and local statutes, regulations and ordinances. Seller is aware of no facts and Seller has received no notice or communication, formal or informal, indicating that the FCC is considering revoking, suspending, canceling, rescinding or terminating any FCC Authorization.

        (d) The operation of the Station does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 3 kHz to 300 GHz" (ANSI/IEEE C95.1-1992) issued by the American National Standards Institute, adopted by the FCC effective October 15, 1997, and described in OET Bulletin No. 65. Renewal of the FCC Authorizations would not constitute a significant environmental impact within the meaning of Section 1.1307, of the FCC's rules written as it exists on the date of this Agreement.

       (e) Each communications tower structure used in the operation of the Station (whether owned or leased) has been registered under the rules and regulations of the FCC, and the Federal Aviation Administration has issued a determination of no hazard to air navigation with respect to each such tower for which such a determination is required.

     2.8  Real Property.
          -------------

        (a)  General.  Schedule 1.1(c) contains a description of all real
             -------   --------
property used or held for use in the business or operation of the Station. The

Real Property includes sufficient access to and rights in the real property used or held for use in the business and operations of the Station as presently operated and sufficient access to the Station's facilities without need to obtain any other access rights. Neither the whole nor any part of any Real Property is subject to any pending or to the knowledge of Seller threatened suit for condemnation or other taking by any public authority. All buildings and other improvements included in the Real Property are in good operating condition and repair, and free from material defect or damage normal wear and tear excepted and have been maintained in a commercially reasonable manner, and to the knowledge of Seller comply with applicable zoning, health and safety laws and codes in all material respects. Seller has delivered to Buyer copies of all title insurance policies in its possession that are applicable to the Real Property.

       (b)  Studio Site.  The Studio Site Owner has good and marketable fee
            -----------
simple title to the Studio Site (identified on Schedule 1.1(c)), including all
                                               ---------------
buildings and other improvements thereon.

       (c)  Roxborough Lease.  The Roxborough Lease is described on
            ----------------
Schedule 1.1(c) (including the expiration date, renewal and the location of the
---------------
real property covered by such lease), and a complete and correct copy thereof, together with all amendments thereto, has been delivered to Buyer. Seller is the lessee under the Roxborough Lease. The Roxborough Lease is in full force and effect and constitutes a valid and binding obligation of Seller and, to the knowledge of Seller, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally). Seller is in material compliance with its obligations under the Roxborough Lease, and, to the knowledge of Seller, is not in, or alleged to be in, breach or default under the Roxborough Lease, and, to the best knowledge of Seller, no other party to the Roxborough Lease has breached or defaulted thereunder, and to Seller's knowledge no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a material default or breach by Seller or, to the best knowledge of Seller, by any such other party.

        (d)  Tower Site Lease.  The Tower Site Lease is described on
             ----------------
Schedule 1.1(c) (including the expiration date, renewal and the location of
---------------
the real property covered by such lease), and a complete and correct copy thereof, together with all amendments thereto, has been delivered to Buyer. The Tower Site Lessee is the lessee under the Tower Site Lease. The Tower Site Lease is in full force and effect and constitutes a valid and binding obligation of the Tower Site Lessee and, to the knowledge of Seller and the Tower Site Lessee, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally). The Tower Site Lessee is in material compliance with its obligations under the Tower Site Lease, and, to the knowledge of Seller and the Tower Site Lessee, is not in, or alleged to be in, breach or default under the Tower Site Lease, and, to the best knowledge of Seller and the Tower Site Lessee, no other party to the Tower Site Lease has breached or defaulted thereunder, and to their knowledge no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a material default or breach by the Tower Site Lessee or, to the best knowledge of Seller and the Tower Site Lessee, by any such other party.

     2.9  Personal Property.  Except for the Excluded Assets, Schedule 1.1(b)
          -----------------                                   ---------------
shall (when delivered pursuant to Section 11.8 hereof) contain a list of all
                                  ------------
machinery, equipment, vehicles, furniture and other tangible personal property used or held for use in the business or operation of the Station. Each item of Tangible Personal Property is in good operating condition and repair, is free from material defect or damage, normal wear and tear excepted and is functioning materially in the manner and purposes for which it was intended.

     2.10  Contracts.  Each of the Station Contracts constitutes a valid and
           ---------
binding obligation of Seller and, to the best knowledge of Seller, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally), is in full force and effect and (except for those Station Contracts which by their terms will expire prior to the Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof) may be transferred to the Buyer pursuant to this Agreement, unless consent to such transfer is required as set forth in correspondence from Seller to Buyer dated November 22, 1999, and will be in full force and effect at the time of such transfer, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Seller is in material compliance with its obligations under each of the Station Contracts, and Seller to its knowledge is not in, or alleged to be in, breach or default under any of the Station Contracts, and, to the best knowledge of Seller, no other party to any of the Station Contracts has breached or defaulted thereunder, and to its knowledge no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a material default or breach by Seller or, to the best knowledge of Seller, by any such other party. Complete and correct copies of each of the Station Contracts, together with all amendments thereto, have been delivered to Buyer by Seller.

     2.11  Intangible Property.  Seller has all right, title and interest in and
           -------------------
to, or is licensed to use, all trademarks, service marks, trade names, copyrights, Websites and all other intangible property necessary to the conduct of the Station as presently operated. Schedule 1.1(f) contains a description of
                                       ---------------
all material Intangible Property. Seller has received no notice of any claim that any Intangible Property or the use thereof conflicts with, or infringes upon, any rights of any third party (and Seller is not aware of a reasonable basis for any such claim of conflict). Seller has received no notice that any service provided by the Station or any programming or other material used, broadcast or disseminated by the Station infringes upon any copyright, patent or trademark of any other party.

     2.12  Employees.  Seller has delivered to Buyer by correspondence dated
           ---------
October 15, 1999 and November 19, 1999 a list of all Station employees and their position and rate of compensation, and a description of all Seller's employee benefit plans. Seller has delivered to Buyer copies of all Seller's handbooks, if any, policies and procedures relating to Station employees. Seller is in material compliance with all labor and employment laws, rules and regulations applicable to the Station's business, including without limitation those which relate to wages, hours, discrimination in employment and collective bargaining, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There is no (i) unfair labor practice charge or complaint against Seller in respect of the Station's business pending or threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal, or (ii) strike, dispute, request for representation, slowdown or stoppage pending or to Seller's knowledge threatened in respect of the Station's business. Buyer shall have the right, but not the obligation, to offer employment to any Station employees concurrent with Closing.

     2.13  Compliance with Law.  Seller has complied materially with all laws,
           -------------------
regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other governmental authority which are applicable to the Station Assets, the Station or the Station's business. There is no action, suit or proceeding pending or to Seller's knowledge threatened against Seller in respect of the Station Assets, the Station or the Station's business. To the best knowledge of Seller, there are no claims or investigations pending or threatened against Seller in respect of the Station Assets, the Station or the Station's business. There is no action, suit or proceeding pending or threatened against Seller which questions the legality or propriety of the transactions contemplated by this Agreement.

     2.14  Insurance.  Seller maintains insurance policies relating to the
           ---------
Station bearing the policy numbers, for the terms, with the companies, in the amounts, providing the general coverage set forth in writing and delivered to Buyer by correspondence dated October 15, 1999. All of such policies are in full force and effect and Seller is not in default thereunder. Seller has not received notice from any issuer of any such policies of its intention to cancel, terminate or refuse to renew any policy issued by it.

     2.15  Environmental.  No hazardous or toxic substance or waste (including
           -------------
without limitation petroleum products) or other material regulated under any applicable environmental, health or safety law (each a "Contaminant") has been generated, stored, transported or released (each a "Release") on, in, from or to the assets or properties of the Station. Neither the Station nor any of the assets or properties of the Station is subject to any order from or agreement with any governmental authority or private party respecting (i) any environmental, health or safety law, (ii) any environmental clean-up, removal, prevention or other remedial action or (iii) any obligation or liability arising from the Release of a Contaminant. Neither the Station nor any of the assets or properties of the Station include any underground storage tanks or surface impoundments, any asbestos containing material, or any polychlorinated biphenyls except as set forth on Schedule 2.15. Seller has not received in respect of the
                       -------------
Station or any assets or properties of the Station any notice or claim to the effect that it is or may be liable as a result of the Release of a Contaminant. To the best knowledge of Seller, neither the Station nor any of its assets or properties is the subject of any investigation by any governmental authority with respect to a Release of a Contaminant. Seller has delivered to Buyer copies of all environmental surveys, analyses and assessments in its possession relating to any of the Real Property.

     2.16  No Finder.  No broker, finder or other person is entitled to a
           ---------
commission, brokerage fee or other similar payment from Seller in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Seller or any party acting on Seller's behalf.

     2.17  Disclosure.  With respect to Seller, the Station and the Station
           ----------
Assets, this Agreement, including any document delivered or generated by Seller as contemplated hereunder, and the Seller Ancillary Agreements do not and will not contain any untrue statement of material fact or omit to state a material fact required to be made in order to make the statements herein and therein not misleading in light of the circumstances in which they are made.

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES OF BUYER
            ---------------------------------------

     To induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants (and where appropriate covenants) to Seller as follows:

     3.1  Organization.  Buyer is duly organized, validly existing and in good
          ------------
standing under the laws of the jurisdiction of its organization (as first set forth above). Buyer has the requisite power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer (collectively, the "Buyer Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

     3.2  Authority.  The execution, delivery and performance of this Agreement
          ---------
and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all necessary action of Buyer and do not require any further authorization or consent of Buyer. This Agreement is, and each Buyer Ancillary Agreement when executed and delivered by Buyer and the other parties thereto will be, a legal, valid and binding agreement of Buyer enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3  No Conflicts.  Neither the execution and delivery by Buyer of this
          ------------
Agreement and the Buyer Ancillary Agreements or the consummation by Buyer of any of the transactions contemplated hereby or thereby nor compliance by Buyer with or fulfillment by Buyer of the terms, conditions and provisions hereof or thereof will: (i) conflict with the charter or other organizational documents of Buyer or any judgment, order or decree to which Buyer is subject; or (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the HSR Act and the Communications Act.

     3.4  No Finder.  No broker, finder or other person is entitled to a
          ---------
commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Buyer or any party acting on Buyer's behalf, other than Star Media Group, whose fee shall be paid by Buyer.

  3.5  Ability to Consummate Agreement.  Buyer is legally, technically,
       -------------------------------
financially, and otherwise qualified to hold the FCC Authorizations and knows of no reason why it will not be granted Commission consent to hold the FCC Authorizations and to own and operate the Station under the Communications Act and the rules and regulations of the Commission, and knows of no reason why it would not receive an unconditional grant from the Commission to be the licensee of the Station.

  3.6  Buyer's Financial Ability to Consummate.  Buyer has commitment(s) for
       ---------------------------------------
sufficient funds to consummate the transactions contemplated herein.

  3.7  Acquisition Event.  In the event that on or after the date of this
       -----------------
Agreement, Buyer contracts to acquire an interest in a radio station or other media property (or is a party to a time brokerage agreement or similar agreement with respect to such a property) (an "Acquisition Event") which operates in the same market as the Station, and the FCC advises Buyer and Seller, whether orally or otherwise, that such Acquisition Event will have the effect of impeding the likelihood of Seller and Buyer receiving the timely written consent of the FCC to the FCC Application, Buyer shall promptly take such action as shall be reasonably necessary to remove such impediment, including making any divestiture or other arrangement that may be necessary in connection therewith.

  3.8  Disclosure.  This Agreement and any document delivered or generated by
       ----------
Buyer as contemplated hereunder does not and will not contain any untrue statement of material fact or omit to state a material fact required to be made in order to make the statements herein not misleading in light of the circumstances in which they are made.

ARTICLE 4:  COVENANTS OF SELLER
            -------------------

  Seller covenants and agrees that from the date hereof until the completion of the Closing:

  4.1  Operation of the Business.
       -------------------------

       (a) Seller shall: (i) except as set forth in this Agreement, continue to carry on the business of the Station and keep its books and accounts, records and files materially in conformity with the usual and ordinary manner in which the business has been conducted in the past; (ii) operate the Station materially in accordance with the terms of the FCC Authorizations and in material compliance with the Communications Act, FCC rules, regulations and policies, and all other applicable laws, rules and regulations, and maintain the FCC Authorizations in full force and effect and timely file and prosecute any necessary applications for renewal of the FCC Authorizations; (iii) use commercially reasonable efforts to preserve the business organization of the Station intact, retain substantially as at present the Station's employees, consultants and agents, and preserve the goodwill of the Station's suppliers, advertisers, customers and others having business relations with it; (iv) keep all Tangible Personal Property and Real Property in good operating condition (ordinary wear and tear excepted) and repair and maintain adequate and usual supplies of inventory, office supplies, spare parts and other materials as have been customarily maintained in the past; and (v) maintain in effect its current insurance policies with respect to the Station and the Station Assets. Nothing contained in this Agreement shall give Buyer any right to control the programming, operations or any other matter relating to the Station prior to the Closing, and Seller shall have complete control of the programming, operations and all other matters relating to the Station up to the Closing.

       (b) Notwithstanding Section 4.1(a), Seller shall not, without the prior written consent of Buyer: (i) sell, lease, transfer, or agree to sell, lease or transfer, any Station Assets except for non-material sales or leases, in the ordinary course of business of items which are being replaced by assets of comparable or superior kind, condition and value; (ii) grant any raises to employees of the Station, pay any substantial bonuses or enter into any contract of employment with any employee or employees of the Station except in the ordinary course of business or which shall not continue beyond the Closing Date;
(iii) amend or terminate any existing time sales contracts with respect to the Station except in the ordinary course of business; (iv) amend or terminate any of the Station Contracts or enter into any contract, lease or agreement with respect to the Station except those entered into in the ordinary course of business that will be paid and performed in full before Closing; or (v) by any act or omission knowingly cause any representation or warranty set forth in
Article 2 to become untrue or inaccurate.

       (c) Seller shall continue diligently to prosecute, including by requesting reconsideration of the FCC's adverse decision, Seller's pending FCC application for construction permit to relocate the antenna of the Station from Media, Pennsylvania to Philadelphia, Pennsylvania (FCC File No. BPH-940513IB) (the "Relocation Petition"). Until such time as the Relocation Petition shall have been granted, Seller shall operate primarily from its main transmitter location. With respect to the Relocation Petition, Seller shall timely respond to all FCC inquiries, timely provide Buyer copies of all documents prepared or received by it that relate thereto, otherwise keep Buyer fully informed of the status thereof, and consult with Buyer in advance regarding Seller's actions in connection therewith.

  4.2  Reports.  Seller shall furnish to Buyer as promptly as possible, but in
       -------
no event later than 60 days, after each calendar month for such calendar month:
(a) monthly Financial Statements for Seller, and (b) such other reports as Buyer may reasonably request relating to Seller. Each of the Financial Statements delivered pursuant to this Section shall have been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered (except as disclosed therein).

  4.3  Access.  Between the date hereof and the Closing Date, Seller shall give
       ------
Buyer and the officers, employees, accountants, counsel, agents, consultants and representatives of Buyer reasonable access to all Station Assets, employees of Seller and the Station, accounts, books, records, federal and state tax returns (if, in the view of Buyer's counsel or accountants, reasonably required in connection with an audit permitted hereunder), deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable of Seller relating to the Station, and any other information concerning the affairs of the Station as Buyer may reasonably request. It is expressly understood that, pursuant to this Section, Buyer, at its expense, shall be entitled to conduct such inspections and reviews of the Station, the Station Assets, and financial records relating to the Station as Buyer may reasonably desire including without limitation to prepare monthly financial statements relating to the business or operations of Seller prior to the deadline specified in Section 4.2 (which shall be at Buyer's election and which shall not relieve Seller of its obligations pursuant to Section 4.2 above), so long as the same do not unreasonably interfere with Seller's operation of the Station; provided, however, all such inspections and reviews of Seller's financial records shall occur at the office of Seller's independent accountants or at such other location as shall be reasonably agreeable to Buyer and Seller. No inspection or investigation made by or on behalf of Buyer, or Buyer's failure to make any inspection or investigation, shall affect Seller's representations, warranties and covenants hereunder or be deemed to constitute a waiver of any of those representations, warranties and covenants. Immediately after the date hereof, Seller shall also reasonably cooperate, and shall cause its accountants to reasonably cooperate, with Buyer for purposes of Buyer's inspection and review and to conduct an audit by Buyer's independent accountants of the Financial Statements for the Station for the years 1996, 1997, 1998 and 1999 all at Buyer's expense (such expense to include prompt payment of reasonable legal, accounting, and other professional fees and expenses of Seller, if any, and all advance payments reasonably requested or required by same). Buyer shall no later than three (3) business days of receipt of any and all interim or final reports of such inspections, reviews, and audit, deliver a copy of each such report to Seller and may disclose such financial statements provided or created hereunder as are, in the view of Buyer's counsel or accountants, reasonably required in connection with Buyer's reporting pursuant to relevant SEC regulations, including Regulation S-X, in reports filed by Buyer with any governmental or regulatory authority, including the Securities and Exchange Commission; provided, a copy of the proposed disclosure or filing is delivered to Seller no less than ten (10) days prior to its filing and in the event Seller shall disagree with the content of any such disclosure or filing, Buyer shall incorporate or append to such filing the comments of Seller. Any investigation or examination by Buyer shall not in any way diminish or obviate any representations or warranties of Seller made in this Agreement or in connection herewith.

     4.4  Consents.  Seller shall use commercially reasonable efforts to obtain
          --------
all of the consents required to the assignment of any Station Contract as set forth in correspondence from Seller to Buyer dated November 22, 1999. If Seller does not obtain a consent required to assign a Station Contract hereunder, Buyer shall not be required to assume such Station Contract. Buyer shall identify in writing to Seller within ten (10) business days of the date hereof, those consents the receipt of which is a condition precedent to Buyer's obligation to close under this Agreement (the "Required Consents"). Seller shall obtain the Required Consents prior to Closing.

     4.5  Estoppel Certificates; Title Insurance.  Seller, at Seller's expense,
          --------------------------------------
will obtain and deliver to Buyer written estoppel certificates (the "Estoppel Certificates") duly executed by the lessor under the Roxborough Lease, in form and substance reasonably satisfactory to Buyer. Buyer, at Buyer's expense, shall have the right to obtain commitments from a title company acceptable to Buyer to issue to Buyer at standard rates ALTA extended coverage leasehold title insurance policies with respect to the Roxborough Lease and the Tower Lease with no exceptions other than Permitted Encumbrances and the following, but only if and to the extent not at any time adversely affecting the current and intended use of the properties or requiring the removal or alteration of the presently existing structures, or appurtenant structures thereon: (a) building and use restrictions of record; (b) vehicular or pedestrian easements of record affecting the properties and being contiguous to the front, rear or side lot lines; (c) water, sewer, gas, electric, cable television, and telephone lines or easements of record or as presently installed; and (d) prior grants, reservations or leases of coal, oil, gas, or other minerals as shown by instruments of record (the "Title Commitments"). The Estoppel Certificates shall be dated within fifteen days prior to Closing.

     4.6  Environmental.  Following the execution of this Agreement, at Buyer's
          -------------
expense, Buyer may engage engineering or environmental assessment firms reasonably acceptable to Seller, to perform one or more Phase I, Phase II or other environmental assessments for any or all of the Real Property, including the Studio Site and the Tower Site (collectively, the "Environmental Assessments"). Seller shall cooperate, and shall use reasonable efforts to ensure that any other person in control of any of the Real Property, including the Studio Site and the Tower Site, shall also cooperate, with Buyer and such firms in performing such Environmental Assessments. The Environmental Assessments shall initially be ordered promptly, but not later than thirty (30) days, after the date hereof, it being understood that, so long as the initial Environmental Assessment for a piece of property has been ordered within such time, any follow-up Environmental Assessments need not be ordered within such time. Delivery of the Environmental Assessments to Buyer shall not relieve Seller of any obligation with respect to any representation, warranty or covenant of Seller herein or waive any condition to Buyer's obligations herein. If any Environmental Assessment, including any follow-up Environmental Assessment, reveals the existence of Environmental Noncompliance (defined as any condition inconsistent with Section 2.15 hereof), Buyer shall have the right to terminate this Agreement, exercisable by giving written notice thereof to Seller within fifteen (15) days of the receipt by Buyer of any Environmental Assessment, or within such longer period as is reasonable in the event further Environmental Assessments are ordered, specifying the nature of the Environmental Noncompliance revealed by the Environmental Assessments and the estimated cost of remediation thereof. In the event an Environmental Assessment discloses Environmental Noncompliance that can be remedied by the expenditure of Two Hundred Fifty Thousand Dollars ($250,000) or less, Seller shall remedy the Environmental Noncompliance at its expense prior to the Closing, and the Closing will otherwise take place in the manner and at the time provided for herein. In the event that the cost of remedying the Environmental Noncompliance will exceed Two Hundred Fifty Thousand Dollars ($250,000), this Agreement shall terminate unless Buyer agrees to be responsible for the remediation costs in excess of Two Hundred Fifty Thousand Dollars ($250,000), in which event the Closing will take place with a reduction of the Purchase Price in the amount of Two Hundred Fifty Thousand Dollars ($250,000) and Buyer shall be responsible for remedying the problem at its sole cost and expense. Nothing in this Section or otherwise in this Agreement shall be construed as creating any third-party beneficiaries or any other rights in parties other than the parties hereto.

ARTICLE 5:  COVENANTS OF BUYER AND SELLER
            -----------------------------

  Buyer and Seller covenant and agree that from the date hereof until the completion of the Closing, each party shall promptly notify the other in writing upon: (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or (b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

ARTICLE 6:  CONDITIONS TO THE OBLIGATIONS OF SELLER
            ---------------------------------------

  The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

  6.1  Representations, Warranties and Covenants.  Each of the representations
       -----------------------------------------
and warranties of Buyer contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct, except to the extent changes are permitted or contemplated pursuant to this Agreement. Buyer shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Buyer shall have furnished Seller with a certificate, dated the Closing Date and duly executed by an officer of Buyer authorized on behalf of Buyer to give such a certificate, to the effect that the conditions set forth in this Section 6.1 have been satisfied.

  6.2  Proceedings.  Neither Seller nor Buyer shall be subject to any
       -----------
restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby. In the event such a restraining order or injunction is in effect, this Agreement may not be abandoned by Seller pursuant to this Section 6.2 prior to the Final Closing Date, but the Closing shall be delayed during such period. This Agreement may be abandoned after the Final Closing Date if such restraining order or injunction remains in effect.

  6.3  FCC Consent.  The FCC Consent shall have been granted by the FCC by
       -----------
initial order.

  6.4  Hart-Scott-Rodino.  If applicable, the waiting period under the HSR Act
       -----------------
shall have expired or been terminated.

  6.5  Deliveries.  Buyer shall have complied with its obligations set forth in
       ----------
Section 8.2.

ARTICLE 7:  CONDITIONS TO THE OBLIGATIONS OF BUYER
            --------------------------------------

  The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

  7.1  Representations, Warranties and Covenants.  Each of the representations
       -----------------------------------------
and warranties of Seller contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct except to the extent changes are permitted or contemplated pursuant to this Agreement. Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Seller shall have furnished Buyer with a certificate, dated the Closing Date and duly executed by an officer of Seller authorized on behalf of Seller to give such a certificate, to the effect that the conditions set forth in this Section 7.1 have been satisfied.

  7.2  Proceedings.  Neither Seller nor Buyer shall be subject to any
       -----------
restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby. In the event such a restraining order or injunction is in effect, this Agreement may not be abandoned by Buyer pursuant to this Section 7.2 prior to the Final Closing Date, but the Closing shall be delayed during such period. This Agreement may be abandoned after such date if such restraining order or injunction remains in effect.

  7.3  FCC Consent.  The FCC Consent shall have been granted by the FCC by Final
       -----------
Order, without any conditions materially adverse to Buyer.

7.4  Hart-Scott-Rodino.  If applicable, the waiting period under the HSR Act
     -----------------
shall have expired or been terminated.

  7.5  Deliveries.  Seller shall have complied with its obligations set forth in
       ----------
Section 8.1.

  7.6  Required Consents.  Seller shall have obtained all of the Required
       -----------------
Consents.

  7.7  Material Adverse Change.  Neither the Station nor any of the Station
       -----------------------
Assets shall have suffered a material adverse change since the date hereof, and there shall have been no changes since the date hereof in the business, operations, condition (financial or otherwise), properties, assets or liabilities of Seller, the Station or any of the Station Assets, except: (i) changes in the economy or other circumstances generally affecting the broadcasting industry or advertising in the Philadelphia, Pennsylvania market, provided that any "year 2000 problem" (defined below) shall not be considered a circumstance generally affecting the broadcasting industry or advertising in the Philadelphia, Pennsylvania market; (ii) changes contemplated by this Agreement; and (iii) changes which are not (either individually or in the aggregate) materially adverse to the Station. The "Year 2000 problem" is anything, other than the general failure of public services such as power and telephone, that causes any of Seller's systems, machinery, information technology, computer software and hardware, and other data sensitive technology not to operate without error or interruption related to date data (meaning data or input that includes an indication of or reference to a date) and without other problems commonly referred to as "year 2000 problems."

ARTICLE 8:  ITEMS TO BE DELIVERED AT THE CLOSING
            ------------------------------------

  8.1  Deliveries by Seller.  At the Closing, Seller shall deliver to Buyer duly
       --------------------
executed by Seller or such other signatory as may be required by the nature of the document:

       (a) bills of sale, certificates of title for owned motor vehicles, assignments, and other good and sufficient instruments of sale, conveyance, transfer and assignment, in form and substance reasonably satisfactory to Buyer, sufficient to sell, convey, transfer and assign the Station Assets to Buyer free and clear of Liens (other than Permitted Encumbrances);

       (b) the Required Consents and any other consents obtained by Seller under
Section 4.4;

       (c) certified copies of resolutions authorizing the execution, delivery and performance by Seller of this Agreement, which shall be in full force and effect;

       (d) the certificate referred to in Section 7.1;

       (e) an opinion of Seller's counsel in the form and substance reasonably satisfactory to Buyer;

       (f)  the Estoppel Certificates;

      (g)  the Studio Lease; and

      (h)  the Tower Lease.

  8.2  Deliveries by Buyer.  At the Closing, Buyer shall deliver to Seller:
       -------------------

       (a) the Purchase Price, which shall be paid in the manner specified in
Section 1.4;

       (b) an instrument or instruments of assumption of the Assumed
Obligations;

       (c) certified copies of resolutions authorizing the execution, delivery and performance by Buyer of this Agreement, which shall be in full force and effect at the time of the Closing; and

       (d) the certificate referred to in Section 6.1.

ARTICLE 9:  SURVIVAL; INDEMNIFICATION
            -------------------------

  9.1  Survival.  All representations, warranties, covenants and agreements
       --------
contained in this Agreement, or in any certificate, agreement, or other document or instrument, delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto and any information which any party may receive for a period of one (1) year following the Closing Date.

  9.2  Indemnification.
       ---------------

       (a) From and after Closing for a period of one (1) year following the Closing Date, provided that any claim for a Deficiency made hereunder within such one (1) year period shall not be voided by the expiration of such period, Seller (an "Indemnifying Party") hereby agrees to indemnify and hold harmless Buyer, the shareholders, directors, officers and employees of Buyer and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with Buyer, and their respective successors and assigns (collectively, the "Buyer Indemnitees") from, against and in respect of, and to reimburse the Buyer Indemnitees for, the amount of any and all Deficiencies (as defined in Section 9.3(a)).

       (b) From and after Closing for a period of one (1) year following the Closing Date, provided that any claim for a Deficiency made hereunder within such one (1) year period shall not be voided by the expiration of such period, Buyer (an "Indemnifying Party") hereby agrees to indemnify and hold harmless Seller, the shareholders, directors, officers and employees of Seller and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with Seller, and their respective successors and assigns (collectively, the "Seller Indemnitees") from, against and in respect of, and to reimburse the Seller Indemnitees for, the amount of any and all Deficiencies (as defined in Section 9.3(b)).

  9.3  Deficiencies.
       ------------

       (a) As used in this Article 9, the term "Deficiencies" when asserted by Buyer Indemnitees or arising out of a third party claim against Buyer Indemnitees shall mean any and all losses, damages, liabilities and claims sustained by the Buyer Indemnitees and arising out of, based upon or resulting from: (i) any misrepresentation, breach of warranty, or any failure to comply with any covenant, obligation or agreement on the part of Seller contained in or made pursuant to this Agreement; (ii) any failure by Seller to pay or perform any of the Retained Liabilities unless being contested in good faith or not yet due or payable; or (iii) without limiting the foregoing, any litigation, proceeding or claim by any third party relating to the business or operation of the Station prior to Closing. Such Deficiencies include without limitation any and all acts, suits, proceedings, demands, assessments and judgments, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined in Section 9.6 below)).

       (b) As used in this Article 9, the term "Deficiencies" when asserted by Seller Indemnitees or arising out of a third party claim against Seller Indemnitees shall mean any and all losses, damages, liabilities and claims sustained by the Seller Indemnitees and arising out of, based upon or resulting from: (i) any misrepresentation, breach of warranty, or any failure to comply with any covenant, obligation or agreement on the part of Buyer contained in or made pursuant to this Agreement; (ii) any failure by Buyer to pay or perform any of the Assumed Obligations unless being contested in good faith or not yet due or payable; or (iii) any litigation, proceeding or claim by any third party relating to the business or operation of the Station after Closing. Such Deficiencies include without limitation any and all acts, suits, proceedings, demands, assessments and judgments, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined in Section 9.6 below)).

  9.4  Procedures.
       ----------

       (a) In the event that any claim shall be asserted by any third party against the Buyer Indemnitees or Seller Indemnitees (Buyer Indemnitees or Seller Indemnitees, as the case may be, hereinafter, the "Indemnitees"), which, if sustained, would result in a Deficiency, then the Indemnitees, within ten (10) days after learning of such claim, shall notify the Indemnifying Party of such claim describing in reasonable detail the facts giving rise to the claim, and shall extend to the Indemnifying Party a reasonable opportunity to control and to defend against such claim, at the Indemnifying Party's sole expense and through legal counsel acceptable to the Indemnitees, provided that the Indemnifying Party proceeds in good faith, expeditiously and diligently. The Indemnitees shall, at their option and expense, which expense shall not constitute a Deficiency, have the right to participate in, but not to control, any defense undertaken by the Indemnifying Party with legal counsel of their own selection. No settlement or compromise of any claim which may result in a Deficiency may be made by the Indemnifying Party without the prior written consent of the Indemnitees unless: (A) prior to such settlement or compromise the Indemnifying Party acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses; and (B) the Indemnitees are furnished with a full and unconditional release from the party or parties asserting the claim.

       (b) In the event that the Indemnitees assert the existence of any Deficiency against the Indemnifying Party, they shall give written notice to the Indemnifying Party of the nature and amount of the Deficiency asserted. If the Indemnifying Party, within a period of thirty (30) days (or such shorter period as shall be reasonable in the circumstances) after the giving of notice by the Indemnitees, shall not give written notice to the Indemnitees announcing its intent to contest such assertion of the Indemnitees (such notice by the

Indemnifying Party being hereinafter referred to as the "Contest Notice"), such assertion of the Indemnitees shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to the Indemnitees within said 30-day period (or such shorter period as set forth above), then the contested assertion of a Deficiency shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the Commercial Rules of the American Arbitration Association then existing. The determination of the arbitrator shall be delivered in writing to the Indemnifying Party and the Indemnitees and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist, shall be deemed established.

       (c) The Indemnitees and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement such Deficiency shall be deemed established.

  9.5  Payment.  The Indemnifying Party hereby agrees to pay the amount of
       -------
established Deficiencies within 15 days after the establishment thereof. The amount of established Deficiencies shall be paid in cash. At the option of the Indemnitees, the Indemnitees may offset any Deficiency or any portion thereof that has not been paid by the Indemnifying Party to the Indemnitees against any obligation the Indemnitees, or any of them, may have to the Indemnifying Party.

  9.6  Legal Expenses.  As used in this Article 9, the term "Legal Expenses"
       --------------
shall mean any and all fees (whether of attorneys, accountants or other professionals), costs and expenses of any kind reasonably incurred by any person identified herein and its counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

  9.7  Threshold.  Notwithstanding anything to the contrary contained in this
       ---------
Agreement, neither party shall have the right to assert a claim for Deficiencies against the other party, unless, at the time such claim is asserted, the aggregate amount of all Deficiencies of the party asserting such claim for Deficiencies exceeds One Hundred Thousand Dollars ($100,000.00) (the "Basket"), provided that: (i) once the Basket has been exceeded, all Deficiencies, including the amount of the Basket, shall be repaid as set forth herein, and
(ii) the Basket shall not apply to the Assumed Obligations or the Retained Liabilities, but credit against the Basket shall be given for any Assumed Obligations or Retained Liabilities wrongfully paid by an Indemnitee. Any claim of Buyer or Seller shall be reduced to the extent of insurance proceeds actually received or realized in connection with such claim for Deficiencies.

ARTICLE 10:  MISCELLANEOUS

  10.1  Termination.  This Agreement may be terminated at any time prior to
        -----------
Closing: (a) by the mutual consent of Seller and Buyer; (b) by any party hereto if the FCC has denied the FCC Application in a Final Order; (c) by Buyer as provided in Section 4.6 (Environmental) or in Section 10.6 (Broadcast Transmission Interruption); (d) by Buyer as provided in Section 10.7 (Risk of
Loss); (e) by Buyer or Seller if the Closing has not taken place by the Final

Closing Date; (f) by Buyer, if on the Closing Date Seller has failed to satisfy any of the conditions set forth in Section 7.1, 7.5, 7.6 or 7.7; (g) by Buyer if Seller has failed to cure a material breach of any of its agreements, obligations, representations, warranties or covenants under this Agreement within thirty (30) calendar days after it receives notice from Buyer of such breach, provided that no such notice and cure period shall be afforded to Seller anent its obligation to make deliveries on the Closing Date as set forth in
Section 8.1 (other than Section 8.1(d) and other than Section 8.1(a) (but only if Buyer fails to tender the Purchase Price)); (h) by Seller, if on the Closing Date Buyer has failed to satisfy either of the conditions set forth in Section
6.1 or 6.5; or (i) by Seller if Buyer has failed to cure a material breach of any of its agreements, obligations, representations, warranties or covenants under this Agreement within thirty (30) calendar days after it receives notice from Seller of such breach, provided that no such notice and cure period shall be afforded to Buyer anent its obligation to make deliveries on the Closing Date as set forth in Section 8.2 (other than Section 8.2(d)). A termination pursuant to this Section 10.1 shall not relieve any party of any liability it would otherwise have for a breach of this Agreement, nor may any party exercise its rights to terminate if such party shall be in material breach of this Agreement.

  10.2  Specific Performance.  In the event of anticipatory repudiation or
        --------------------
breach by Seller of any representation, warranty, covenant or agreement under this Agreement, at Buyer's election, in addition to any other remedy available to it, Buyer shall be entitled to an injunction restraining any such anticipatory repudiation or breach and, subject to obtaining any requisite approval of the FCC, to enforcement of this Agreement by a decree of specific performance requiring Seller to fulfill its obligations under this Agreement, in each case without the necessity of showing economic loss or other actual damage. The remedies provided Buyer in this Agreement shall be cumulative and shall not preclude the assertion by Buyer of any other rights or the seeking of any other remedies against Seller.

  10.3  Expenses.  Unless otherwise provided in this Agreement, or as otherwise
        --------
agreed by the parties, each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith; provided, however, that: (i) Seller and Buyer shall each pay one-half of the FCC filing fees required to be paid in connection with the FCC Application; (ii) Seller shall be exclusively responsible for, and Buyer shall not have any liability or responsibility for, any sales or transfer taxes (including without limitation any real estate transfer taxes), arising from the transfer of the Station Assets to Buyer; and (iii) the HSR Act filing fee will be paid for by Buyer.

  10.4  Further Assurances.  From time to time prior to and after Closing, each
        ------------------
party hereto will execute all such instruments and take all such actions as any other party shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions contemplated by this Agreement, including without limitation the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered at Closing, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby. The parties shall cooperate reasonably with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

  10.5  Public Announcements.  Prior to Closing, neither party shall, without
        --------------------
the approval of the other party hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except
(i) to announce it has been entered into, and (ii) as and to the extent that such party shall be so obligated by law, in which case such party shall give advance notice to the other party and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. Notwithstanding the foregoing, the parties acknowledge that the rules and regulations of the FCC require that public notice of the transactions contemplated by this Agreement be made after the FCC Application has been filed with the FCC, and that such notice may be broadcast on the Station without the advance consent of Buyer.

  10.6  Broadcast Transmission Interruption.  If before Closing the regular
        -----------------------------------
broadcast transmission of the Station in the normal and usual manner is interrupted for a period of twenty four consecutive hours or more, Seller shall give the prompt written notice thereof to Buyer. Buyer shall then have the right, by giving written notice to Seller, to postpone (and if necessary re-postpone) the Closing to a date that is thirty (30) days after the end of any such interruption. If regular broadcast transmission in the normal and usual manner is interrupted for a continuous period of seventy-two (72) hours or more at any time prior to Closing, then (a) Seller immediately shall give written notice thereof to Buyer, and (b) Buyer shall have the right, by giving written notice to Seller, to (i) terminate this Agreement, or (ii) postpone the Closing as provided above.

     10.7 Risk of Loss.  The risk of any loss, damage or destruction to any of
          ------------
the Station Assets to be transferred to Buyer hereunder, including without limitation Buyer's rights under the Tower Lease and the Studio Lease, from fire or other casualty or cause shall be borne by Seller at all times up to 12:01 a.m. local time on the Closing Date. Upon the occurrence of any loss or damage to any of the property or assets to be transferred hereunder as a result of fire, casualty, accident or other causes prior to the Closing, Seller shall: (a) promptly notify Buyer of same in writing stating with particularity the extent of loss or damage incurred, the cause thereof, if known, and the extent to which restoration, replacement and repair of the Station Assets lost or destroyed is expected to be covered under any insurance policy with respect thereto; and (b) except as set forth below: (x) promptly begin to repair or cause to be repaired and to restore the property to its condition prior to any such loss, damage or destruction; and (y) apply the proceeds of any claim for any loss payable under any insurance policy with respect thereto to repair, replace or restore any such property to its former condition, subject to the conditions stated below. Without limiting Seller's obligations set forth above, in the event the loss exceeds One Million Dollars ($1,000,000.00) and the property cannot be substantially repaired or restored within ninety (90) days, Buyer shall have the option (but not the obligation) exercisable within ten (10) days after receipt of such notice from Seller to:

          (i) Postpone the Closing until such time as the property has been completely repaired, replaced or restored, which Seller shall promptly do; or

          (ii) Elect to consummate the Closing and accept the property in its "then" condition, in which event Seller shall assign to Buyer all rights under any insurance policy covering the loss and pay over to the Buyer any proceeds under any such insurance policy thereto received by Seller with respect thereto as a credit against Buyer's obligation to pay the Purchase Price to Seller; or

          (iii) Terminate this Agreement (but only if, as provided above, the property cannot be substantially repaired or restored within ninety
          (90) days) and receive the Deposit together with interest thereon.

  10.8  Cooperation.  Buyer and Seller shall each promptly deliver to the other
        -----------
a copy of each and every filing it shall make referencing the other and the Station to (i) the FCC and (ii) the SEC during the period from the date hereof to the Closing Date. Any of Seller's books, records and documents acquired by Buyer and reasonably required by Seller shall, on reasonable notice, be made available to Seller for examination and duplication after Closing at Buyer's principal office in Philadelphia, Pennsylvania for a period of four (4) years from the Closing Date. From the date of Closing and for a period of three (3) years thereafter, if, in the view of Buyer's counsel or accountants, reasonably required in connection with Buyer's reporting pursuant to relevant SEC regulations, including Regulation S-X, Seller, at the sole cost and expense of Buyer (such expense to include payment of reasonable legal, accounting, and other professional fees and expenses of Seller, if any, and all advance payments reasonably requested or required by same), shall provide Buyer with such cooperation and information as Buyer shall reasonably request in Buyer's: (i) analysis and review of Financial Statements or information provided or created hereunder, or (ii) preparation of any reports or analyses prepared by Buyer. Seller shall also make its accountants available, including any opinions and financial statements relating to the Seller, to provide explanations of any documents or information provided hereunder and to permit disclosure of such information by Buyer, including disclosure to any governmental authority, including the Securities and Exchange Commission, if such disclosure is, in the view of Buyer's counsel or accountants, reasonably required in connection with Buyer's reporting pursuant to relevant SEC regulations, including Regulation S-X.

ARTICLE 11:  GENERAL PROVISIONS
             ------------------

  11.1  Successors and Assigns.  This Agreement shall be binding upon and inure
        ----------------------
to the benefit of the parties hereto, and their respective representatives, successors and assigns. Neither Seller nor Buyer may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party, and any such attempted assignment or delegation without such consent shall be void, provided, in the event in accordance with Section 1.9(a) Buyer shall have elected to have filed the FCC Application in the name of Radio One Licenses, Inc. as assignee, and consent to which has been granted, Radio One shall have the right to have the FCC Authorizations assigned by Seller at Closing to its wholly-owned subsidiary Radio One Licenses, Inc.

  11.2  Amendments; Waivers.  The terms, covenants, representations, warranties
        -------------------
and conditions of this Agreement may be changed, amended, modified, waived, or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

  11.3  Notices.  All notices, requests, demands and other communications
        -------
required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as follows:

if to Seller:   Greater Media Radio Company
                1003 E. Baltimore Pike
                Media, PA  19063
                Attn:  Daniel Lerner
                Facsimile No.:  610-565-6077

with a copy (which shall not constitute notice) to:

                Rothman Gordon Foreman & Groudine, P.C.
                Grant Building
                Third Floor
                Pittsburgh, PA  15219
                Attn:  Frederick A. Polner
                Facsimile No.:  (412) 281-7304

if to Buyer:    Radio One, Inc.
                5900 Princess Garden Parkway, Suite 800
                Lanham, MD  20706
                Attn:  Alfred C. Liggins, President
                Facsimile No.:  (301) 306-9638
with a copy (which shall not constitute notice) to:

                Radio One, Inc.
                5900 Princess Garden Parkway, Suite 800
                Lanham, MD  20706
                Attn:  Linda J. Eckard, General Counsel
                Facsimile No.:  (301) 306-9638

and             Wiley, Rein & Fielding
                1776 K Street, N.W.
                Washington, D.C.  20006
                Attn:  Dominic T. Bodensteiner
                Facsimile No.:  (202) 719-7049

  Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

  11.4  Captions.  The captions of Articles and Sections of this Agreement are
        --------
for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

  11.5  Governing Law.  This Agreement and all questions relating to its
        -------------
validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Pennsylvania, without giving effect to principles of conflicts of laws.

  11.6  Entire Agreement.  This Agreement constitutes the full and entire
        ----------------
understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement has been prepared by all of the parties hereto, and no inference of ambiguity against the drafter of a document therefore applies against any party hereto.

  11.7  Counterparts.  This Agreement may be executed in any number of
        ------------
counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

  11.8  Delivery of Schedule 1.1(b).  The parties acknowledge that Schedule
        ---------------------------                                --------
1.1(b) has not been delivered as of the date hereof.  Seller shall deliver a
------
draft of Schedule 1.1(b) to Buyer no later than ten (10) business days after the
         ---------------
date hereof.  Schedule 1.1(b), when delivered, shall include without limitation
              ---------------
all of the tangible personal property used or held for use in the business or operation of the Station wherever located (including at the Studio Site, the Tower Site and the site of the Roxborough Lease), provided, however, that such
                                                  --------  -------
schedule shall not under any circumstances include any Excluded Asset, the tower and building at the Tower Site or the building at the Studio Site. Buyer shall have ten (10) business days from receipt of the draft Schedule 1.1(b) to review
                                                      ---------------
the form and substance of such draft schedule, including by visiting the Station and any location at which any of the Station Assets shall be located. In the event that draft Schedule 1.1(b) is not in form and substance reasonably
                 ---------------
satisfactory to Buyer, Buyer shall notify Seller thereof specifying in detail why such Schedule is not acceptable, and Buyer and Seller shall negotiate in good faith to agree upon the form and substance of Schedule 1.1(b).
                                                   ---------------

  11.9  Corporate Existence.  Seller shall maintain in good standing its
        -------------------
corporate existence until at least December 15, 2000, and shall maintain during such period a Net Worth (defined below) of no less than $1,000,000. "Net Worth" means total assets less total liabilities, both determined in accordance with generally accepted accounting principles.

                            [SIGNATURE PAGE FOLLOWS]

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


BUYER:                          RADIO ONE, INC.


                                By: /s/ Alfred C. Liggins, III
                                    --------------------------------
                                    Name: Alfred C. Liggins, III
                                    Title: Chief Executive Officer & President


SELLER:                         GREATER MEDIA RADIO COMPANY


                                By:  /s/ Lynn B. Bruder
                                    --------------------------------
                                    Name: Lynn B. Bruder
                                    Title: President

Schedules
---------

1.1(a)         FCC Authorizations

1.1(b)         Tangible Personal Property

1.1(c)         Real Property

1.1(e)         Station Contracts

1.1(f)         Intangible Property

1.2            Excluded Personal Property of Daniel Lerner

2.15           Environmental